Deloitte & Touche LLP
200 Berkeley St
Boston, MA 02116
USA
Tel:   +1 617 437 2000
Fax:  +1 617 437 2111
www.deloitte.com





February 27, 2017

Securities and Exchange
Commission 100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read statements made by BlackRock International
Fund, a series of BlackRock Series, Inc., which we understand will be filed with the Commission pursuant to
Item 27 of Form N-1A filing dated February 27, 2017, and we agree with such statements made therein.

Yours truly,

/s/Deloitte & Touche LLP